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                                                                    Exhibit 23.1

                               COOPERS & LYBRAND L.L.P.




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of The BISYS Group, Inc. (the "Company") on Form S-3 of our report dated August 16, 1996 on our audits of the consolidated financial statements of The BISYS Group, Inc. and subsidiaries as of June 30, 1996 and 1995, and for each of the three years in the period ended June 30, 1996, which report is incorporated by reference into the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


Coopers & Lybrand L.L.P.





New York, New York
November 25, 1996